UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 9, 2015

Universal Biosensors, Inc.

(Exact Name of Issuer as Specified in Charter)

DELAWARE	000-52607	98-0424072
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification Number)

1 Corporate Avenue, Rowville, 3178, Victoria Australia		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

+61 3 9213 9000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders.

Universal Biosensors, Inc. (the “Company”) held its annual meeting of stockholders on July 9, 2015. At the meeting, the Company’s stockholders (i) re-elected Mr. Andrew Denver to serve as a director of the Company until the 2018 annual meeting of stockholders, or until his successor is duly elected and qualified; (ii) re-elected Ms. Judith Smith to serve as a director of the Company until the 2018 annual meeting of stockholders, or until her successor is duly elected and qualified; (iv) approved the named senior executive compensation; and (v) authorized and approved the grant of 60,000 zero exercise price employee options to acquire shares of common stock (ZEPOs) and 4,347 restricted shares of common stock to the Company’s Chief Executive Officer and director, Paul Wright.

Proposal No.	Proposal	Votes For	Votes Against	Abstentions*
Proposal 1(a)	Re-election of Mr. Andrew Denver	85,687,408	3,633,563	23,577
Proposal 1(b)	Re-election of Ms. Judith Smith	88,094,278	870,682	379,588
Proposal 2	Approval of named Senior Executive Remuneration	85,937,964	2,247,313	1,159,271
Proposal 3**	Grant of Securities to Mr. Paul Wright	84,345,782	3,836,538	410,650

*	Note: Under Delaware law, abstentions have the effect of a negative vote with respect to Proposal 2 and Proposal 3.
**	Note: As required by the ASX Listing Rules, the Company disregarded any votes cast with respect to Proposal 3 by any director of the Company (except a director who is ineligible to participate in the Employee Option Plan or Employee Share Plan) and any of their associates. However, the Company did not disregard a vote if it was cast by a person as proxy for a person who is entitled to vote, in accordance with the directions on the proxy form or it was cast by the person chairing the meeting as proxy for a person who is entitled to vote, in accordance with the directions on the proxy form to vote as the proxy decides.

For each of the matters described above, the Company received no voting instructions with respect to 7,425,691 shares held by institutional investors holding those shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: July 9, 2015	By:	/s/ Paul Wright
Name: Paul Wright
Title: Chief Executive Officer